SECOND AMENDMENT TO THE
                 RUBY TUESDAY, INC. 1996 NON-EXECUTIVE
                            STOCK INCENTIVE PLAN

  THIS SECOND AMENDMENT is made as of April 12, 1999, by Ruby
Tuesday, Inc., a corporation organized and existing under the laws of the State of Georgia (hereinafter called the "Company").

                            W I T N E S S E T H:

  WHEREAS, the Company maintains the Ruby Tuesday, Inc. 1996 Non-
Executive Stock Incentive Plan (the "Plan"); and

  WHEREAS, the Company wishes to amend the Plan to reflect the following chain of events: the approval by the Board of Directors of increases in the number of shares reserved for issuance under the Plan on, respectively, March 26, 1996 and July 1, 1997; the approval by the Board of Directors of a two-for-one stock split as of April 17, 1998; and the approval by the Board of Directors of an increase in the number of shares reserved under the Plan on April 12, 1999;

  NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the dates provided below, as follows:

1.	By deleting, effective March 26, 1996, the first sentence of Plan
Section 2.2 in its entirety and substituting therefor the following:

"Subject to adjustment in accordance with Section 5.2, 1,500,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

2.	By deleting, effective July 1, 1997, Plan Section 2.2 in its entirety and substituting therefor the following:

  "2.2	Stock Subject to the Plan.  Subject to adjustment in
accordance with Section 5.2, 2,000,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan."

3. By deleting, effective April 17, 1998, the first sentence of Plan
Section 2.2 and substituting therefor the following:

"Subject to adjustment in accordance with Section 5.2, 4,000,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock
Incentives."

4.	By deleting, effective April 12, 1999, the first sentence of Plan
Section 2.2 and substituting therefor the following:

	"Subject to adjustment in accordance with Section 5.2, 8,000,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock
Incentives."

  Except as specifically provided herein, the Plan shall remain in full force and effect as prior to this Second Amendment.

  IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written.

                                       RUBY TUESDAY, INC.


                                          By: ________________________________

                                          Title:
_______________________________
Attest:

By: ____________________________

Title: __________________________

	[CORPORATE SEAL]